Statement Regarding Computation of
Ratio of Earnings to Fixed Charges


                                                                                                      Transition
                                                                                                        Period
                                                             For the years ended June 30,                ended
                                        ----------------------------------------------------------   September 30,    September 30,
                                         1992         1993        1994        1995          1996          1996             1995
                                        -------      -------    --------     -------      --------      --------          -------
                                                       (in thousands, except ratio)
Ratio of earnings to fixed charges
  Income (loss) before income taxes     $17,888      $24,055      $3,774     $22,655       $21,290     $ (28,178)        $2,108
  Interest                               14,026        5,848       7,624       8,541         8,382         2,821          2,379
  Interest portion of rental expense      2,400        2,562       2,668       2,728         2,739           665            682
  Amortization of debt expenses              78          108         101         103            53         1,609             34
                                        -------      -------     -------     -------       -------     ---------         ------
  Earnings                              $34,392      $32,573     $14,167     $34,027       $32,464     $ (23,083)        $5,203
                                        =======      =======     =======     =======       =======     =========         ======
  Fixed charges                         $16,504      $ 8,518     $10,393     $11,372       $11,174     $   5,095         $3,095
                                        =======      =======     =======     =======       =======     =========         ======
  Ratio                                     2.1          3.8         1.4         3.0           2.9             -(1)         1.7
                                        =======      =======     =======     =======       =======     =========         ======


(1) Since the earnings during the Transition Period ended September 30, 1996, are inadequate to cover fixed charges by $28,178, such ratio is not included herein.